UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 29, 2010 (December 22, 2010)

SM Energy Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1775 Sherman Street, Suite 1200, Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2010, the Board of Directors (the “Board”) of SM Energy Company (the “Company”), upon the review and recommendation of the Compensation Committee of the Board, approved amendments to (i) the Company’s Change of Control Executive Severance Agreements (the “Change of Control Agreements”) for certain officers of the Company, including the Chief Executive Officer, the Chief Financial Officer, and other named executive officers for whom compensation disclosure was required in the Company’s most recent proxy statement filed with the Securities and Exchange Commission, and (ii) the Employment Agreement (the “Employment Agreement”) of Anthony J. Best, the Company’s Chief Executive Officer and President.  The purpose of these amendments is to ensure that the agreements comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and related guidance published by the Internal Revenue Service.

The amendments to the Change of Control Agreements and the Employment Agreement revise the provisions related to the six-month waiting period required under Section 409A with respect to payments to certain specified key employees upon a separation from service and the timing of payments to be made after the six-month waiting period, and make other technical revisions to ensure compliance with Section 409A.  A form of the Amendment to the Change of Control Agreements and a form of the Amendment to the Employment Agreement are filed with this report as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

As previously reported, the Change of Control Agreements provide that the covered officers are entitled to receive severance payments in the event that employment is terminated under certain circumstances within two and one-half years after a change of control of the Company.  The severance payments can be for up to two and one-half years of annual base salary, depending on the length of time employment continues after the change of control, provided that in no event would the severance payments be less than for one year of annual base salary.  This brief summary of the Change of Control Agreements is qualified by reference to the previously filed forms of the Change of Control Agreements and a prior amendment thereto that are incorporated by reference in this report as Exhibits 10.3 and 10.4, respectively, and the form of amendment filed as Exhibit 10.1 to this report.

Also as previously reported, the Employment Agreement for Mr. Best provides that in the event that Mr. Best’s employment is terminated by the Company under certain circumstances, the Company must continue the salary of Mr. Best at its rate at the time of such termination for a period of two years thereafter.  The Employment Agreement also provides that in the event that Mr. Best’s employment is terminated under circumstances where the Change of Control Agreement for Mr. Best would apply, and to the extent that severance pay to be received by Mr. Best under the Change of Control Agreement would exceed the severance pay under the Employment Agreement, Mr. Best will receive such excess severance under the Change of Control Agreement.  This brief summary of the Employment Agreement is qualified by reference to the previously filed Employment Agreement that is incorporated by reference in this report as Exhibit 10.5, and the form of amendment thereto filed as Exhibit 10.2 to this report.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.	The following exhibits are filed as part of this report:
	Exhibit 10.1*+	Form of Amendment to Change of Control Executive Severance Agreement
	Exhibit 10.2*+	Form of Amendment to Employment Agreement of A.J. Best
Exhibit 10.3+
Form of Change of Control Executive Severance Agreement (filed as Exhibit 10.1 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 and incorporated herein by reference)

Exhibit 10.4+
Amendment to Form of Change of Control Executive Severance Agreement (filed as Exhibit 10.9 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 and incorporated herein by reference)

	Exhibit 10.5+	Employment Agreement of A.J. Best dated May 1, 2006 (filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on May 4, 2006 and incorporated herein by reference)

*  Filed with this Current Report on Form 8-K.
+  Exhibit constitutes a management contract or compensatory plan or agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

Date:	December 29, 2010	By:	/s/ C. MARK BRANNUM
C. Mark Brannum
Senior Legal Counsel and Secretary